Exhibit 21.01
CADENCE DESIGN SYSTEMS, INC.
SUBSIDIARIES OF THE REGISTRANT
     The Registrant’s subsidiaries and the state or country in which each is incorporated or organized are as follows:

Beijing Cadence Electronics Technology Co., Ltd.	People’s Republic of China
Cadence China Ltd.	Hong Kong
Cadence Credit Corporation	Delaware, U.S.A.
Cadence Design (Israel) II, Ltd.	Israel
Cadence Design Foundry UK Ltd.	United Kingdom
Cadence Design Systems (Canada) Limited	Canada
Cadence Design Systems (Cyprus) Limited	Cyprus
Cadence Design Systems (India) Private Ltd.	India
Cadence Design Systems (Ireland) Limited	Ireland
Cadence Design Systems (Israel) Limited	Israel
Cadence Design Systems (Japan) B.V.	The Netherlands
Cadence Design Systems (S) Pte Ltd.	Singapore
Cadence Design Systems (Taiwan) B.V.	The Netherlands
Cadence Design Systems A.B.	Sweden
Cadence Design Systems Asia Ltd.	Hong Kong
Cadence Design Systems B.V.	The Netherlands
Cadence Design Systems Business Services Limited Liability Company	Hungary
Cadence Design Systems GmbH	Germany
Cadence Design Systems IB.V.	The Netherlands
Cadence Design Systems Limited	United Kingdom
Cadence Design Systems LLC	Russia
Cadence Design Systems Ltd.	Bermuda
Cadence Design Systems Management (Shanghai) Co., Ltd.	People’s Republic of China
Cadence Design Systems S.A.S.	France
Cadence Design Systems S.r.l.	Italy
Cadence Group	Ireland
Cadence International (Cyprus) Limited	Cyprus
Cadence International Limited	Ireland
Cadence International Sales Corporation	U.S. Virgin Islands
Cadence Korea Ltd.	Korea
Cadence Netherlands B.V.	The Netherlands
Cadence Nippon Finance, LLC	Delaware, U.S.A.
Cadence Receivables Consolidation Corporation	Delaware, U.S.A.
Cadence Receivables Credit Corporation TYK	Japan
Cadence Taiwan, Inc.	Republic of China (Taiwan)

Cadence Technology Limited	Ireland
Castlewilder	Ireland
Chip Estimate Corp.	Delaware, U.S.A.
Clear Shape Technologies, Inc.	Delaware, U.S.A.
Daffodil Acquisition II, Inc.	Delaware, U.S.A
Denali Software, Inc.	California, U.S.A.
Denali Design Systems Private Ltd.	India
Denali Software, K.K.	Japan
Denali Software Korea, Ltd.	Korea
Denali Software Ltd	United Kingdom
Denali Software Pte. Ltd.	Singapore
Get2Chip.com, Inc.	California, U.S.A.
Invarium, Inc.	Delaware, U.S.A.
OrCAD, Inc.	Delaware, U.S.A.
QDA, Inc.	California, U.S.A.
Quickturn Design Systems, Inc.	Delaware, U.S.A.
Symbionics Group Limited	United Kingdom
Synthesia AB	Sweden
Tality Canada Corporation	Canada
Tality India Services Private Ltd	India
Taray, Inc.	California, U.S.A,
Telos Venture Partners III, L.P.	Delaware, U.S.A.
TVP I LLC	Delaware, U.S.A.
TVP II LLC	Delaware, U.S.A.
TVP III, LLC	Delaware, U.S.A.
Verisity Design, Inc.	California, U.S.A.